Exhibit 10.1

[Date]

SMURFIT WESTROCK PLC

AND

[         ]

FORM OF
DEED OF INDEMNIFICATION

CONTENTS

Page No

1	Interpretation	1

2	Agreement to Serve	6

3	Indemnity of Indemnitee	6

4	Determination of Entitlement to Indemnification	6

5	Advancement of Expenses	8

6	Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses or Failure to Timely Pay	8

7	Other Rights to Indemnification	8

8	Attorneys' Fees and Other Expenses to Enforce Deed	9

9	Limitations of Indemnification	9

10	Liability Insurance	10

11	Duration of Deed	10

12	Notice of Proceedings by the Indemnitee	10

13	Notices	11

14	Miscellaneous	11

THIS DEED OF INDEMNIFICATION (this “Deed”) is effective as of [date].

BETWEEN:

(1)	SMURFIT WESTROCK PLC, a public limited company incorporated under the laws of Ireland with company number 607515 and with its registered address at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland (the “Company”, and together with its subsidiaries the “Group”);

AND

(2)	[Name] of [address] (the “Indemnitee”).

WHEREAS:

A.	Highly skilled and competent persons are reluctant to serve public companies as directors, secretaries and / or Section 16 Officers (as defined below) unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies and uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons.

B.	The Board (as defined below) has determined that an inability to attract and retain such persons is detrimental to the best interests of the Group and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection.

C.	The Company desires to ensure that the Group and its shareholders benefit from the services of highly skilled and competent persons such as the Indemnitee, and has requested that the Indemnitee serve as a [director][secretary][Section 16 Officer] of the Company.

D.	It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify the Indemnitee to the Fullest Extent Permitted By Law (as defined below) so that the Indemnitee will serve or continue to serve the Company free from undue concern that the Indemnitee will not be so indemnified.

E.	In partial consideration of the above premises and of the Indemnitee serving or continuing to serve the Company, the Company has agreed to enter into this Deed with the Indemnitee.

F.	This Deed is a supplement to and in furtherance of the Constitution (as defined below) and any resolutions adopted pursuant thereto, as well as any rights of the Indemnitee under any directors’ and officers’ liability insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.

NOW THEREFORE THIS DEED WITNESSES as follows:

1	Interpretation

1.1	In this Deed, the following words and expressions shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

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“Assets” means the assets of any kind owned by the Company, including, without limitation, the securities of the Subsidiaries and any of the assets owned by the Subsidiaries;

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act;

“Board” means the board of directors of the Company;

“Board Designee” means any director or officer of the Company as may be designated by the Board from time to time to exercise the rights of the Board Designee set forth in clause 4 in lieu of the Board unless otherwise determined by the Board (it being acknowledged that the Board has authorized and approved that any of the Group President & Chief Executive Officer or General Counsel of the Company may act as a Board Designee under this Deed until such time as determined by the Board); provided, however, that no action taken by a Board Designee shall be valid unless notice thereof is promptly delivered to the Board and any such action shall not be in respect of any Proceedings to which such Board Designee was, is or is reasonably expected to be a party and provided further that the Board may revoke the powers of any Board Designee at any time by written notice to the Board Designee, but any such revocation shall not affect any prior act of a Board Designee unless such act is determined by the Board to have been taken by the Board Designee in bad faith;

“Business Day” means a day other than a Saturday, Sunday or public holiday on which clearing banks are generally open for non-automated business in Dublin, Ireland and in Atlanta, Georgia, United States;

"Change in Control" means the occurrence of any event set forth in any one of the following paragraphs:

(a)	any Person is, or becomes, the Beneficial Owner, directly or indirectly, of 30% or more of either: (A) the then issued ordinary shares in the capital of the Company (the “Outstanding Company Issued Shares”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors at general meetings of the Company (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (c) below;

(b)	during any period of two (2) consecutive years (not including any period prior to the execution of this Deed), individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a simple majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)	the consummation of an acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of the Subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company's Assets (any of which a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be: (A) all of the individuals and Entities who were the Beneficial Owners, respectively, of the Outstanding Company Issued Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Company Issued Shares and the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns the Company or all or substantially all of the Company's Assets either directly or through one or more Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Issued Shares and the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any Entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then issued ordinary shares (or outstanding shares of common stock) of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a simple majority of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or

(d)	approval or adoption by the Board or the shareholders of the Company of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company's Assets or the dissolution of the Company, excluding any transaction that complies with clauses (A), (B) and (C) of paragraph (c) above;

“Companies Act” means the Companies Act 2014 of Ireland, as amended;

“Constitution” means the memorandum of association and articles of association of the Company;

“Disinterested Director” means a director of the Company who is not or was not a party to a Proceeding in respect of which indemnification is sought by the Indemnitee;

“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time;

“Expenses” shall mean all costs, expenses, and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding, including attorneys', experts', accountants' or other advisors’ fees and court costs and including any premium, security and other costs relating to the posting of any bond or its equivalent;

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“Fullest Extent Permitted by Law” means the maximum extent authorized or permitted by the Companies Act or other applicable law (which shall include applicable stock exchange rules), as such laws may from time to time be amended to increase the scope of such permitted indemnification;

“Group Companies” means the Company and each Subsidiary (wherever incorporated or organised);

“Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past 5 years has been retained to represent: (i) the Company or the Indemnitee in any matter material to any such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Deed;

“Parties” means the parties to this Deed collectively, and "Party" means any one of them;

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of the Subsidiaries; (ii) a trustee or other fiduciary holding securities under terms of an employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreement of the Company and its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities; or (iv) a corporation or other Entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of issued shares of the Company;

“Proceeding” means any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened, pending or completed proceeding, inquiry, hearing or investigation, whether civil, criminal, administrative or investigative and whether formal or informal and whether brought by or in the right of the Company or otherwise (including, but not limited to, the investigation, defence, settlement or appeal of any of the forgoing);

“Section 16 Officer” means a director and / or officer of the Company subject to Section 16 of the Exchange Act; and

“Subsidiary” means any majority-owned subsidiary of the Company or any majority-owned subsidiary thereof, or any other Entity in which the Company owns, directly or indirectly, a significant financial interest, provided that the President & Group Chief Executive Officer of the Company designates such Entity to be a Subsidiary for the purposes of this Deed.

1.2	In this Deed, unless the context otherwise requires or unless otherwise specified:

1.2.1	any reference to any statute, statutory provision or to any order or regulation shall be construed as a reference to that statute, provision, order or regulation as extended, modified, amended, replaced or re-enacted from time to time (whether before or after the date of this Deed) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of this Deed);

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1.2.2	words denoting any gender include all genders and words denoting the singular include the plural and vice versa;

1.2.3	all references to recitals, sections, clauses, paragraphs, schedules and annexes are to recitals in, sections, clauses and paragraphs of and schedules and annexes to this Deed, unless otherwise specifically stated;

1.2.4	headings are for convenience only and shall not affect the interpretation of this Deed;

1.2.5	general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things, and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and any reference to the word “include” or “including” is to be construed without limitation;

1.2.6	words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Deed and not to any particular section, clause or paragraph hereof;

1.2.7	any reference to this Deed, to any other deed, agreement or document or to any specified provision of this Deed or any other deed, agreement or document is to this Deed, that deed, agreement or document or that specified provision, in each case as amended from time to time in accordance with the terms of this Deed or that other deed, agreement or document, as the case may be;

1.2.8	any reference to a “person” shall be construed as a reference to any individual, firm, company, corporation, body corporate, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.9	any reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.10	any reference to a Party or other person includes his, her or its successors, personal representatives and permitted assigns;

1.2.11	any reference to “writing” or any similar expression includes transmission by email or other comparable means of electronic communication; provided, however, that where such notice is served under this Deed by email or other comparable means of electronic communication, it must clearly and unambiguously state at the beginning of such communication that such communication constitutes a notice for the purpose of this Deed;

1.2.12	if any action or duty to be taken or performed under any of the provisions of this Deed would fall to be taken or performed on a day which is not a Business Day, such action or duty shall be taken or performed on the Business Day next following such day; and

1.2.13	for the avoidance of doubt, any reference to Ireland does not include Northern Ireland.

1.3	The Parties have participated jointly in the negotiating and drafting of this Deed. In the event that an ambiguity or question of intent or interpretation arises, this Deed shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring either Party by virtue of the authorship of any of the provisions of this Deed.

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2	Agreement to Serve

The Indemnitee is a [director][secretary][Section 16 Officer] of the Company. This Deed does not create or otherwise establish any right on the part of the Indemnitee to be and continue to be elected or appointed or employed as a [director][secretary][Section 16 Officer] of the Company or any other Group Company and does not create an employment contract or other employment arrangement between the Company and the Indemnitee.

3	Indemnity of Indemnitee

3.1	Subject to clause 9, the Company shall, to the Fullest Extent Permitted By Law and without prejudice to any other indemnity to which the Indemnitee may otherwise be entitled, indemnify, defend and hold harmless the Indemnitee against all damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement, and reasonable Expenses if the Indemnitee was, is or becomes party to or witness or other participant in, or is threatened to be made a party or witness or other participant in, any Proceeding, including a Proceeding brought by or in the right of the Company, in whole or in part by reason of (or arising in whole or in part out of) the fact or assertion that the Indemnitee (i) is, or was, serving as a director, officer, employee, agent, or fiduciary of the Company or another Group Company or (ii) is or was serving, at the request of the Company or another Group Company, as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Entity or enterprise or by reason of anything done or not done by the Indemnitee in any such capacity.

3.2	Subject to clause 9, if the Indemnitee is entitled under any provision of this Deed to indemnification for some or a portion of Expenses, damages, losses, liabilities, judgments, penalties, fines and amounts paid in settlement, but not the total amount thereof, the Company shall indemnify, defend and hold harmless the Indemnitee for such portion of the Expenses, damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement and any other amounts that the Indemnitee becomes legally obligated to pay in connection with any Proceeding to which the Indemnitee is entitled.

4	Determination of Entitlement to Indemnification

4.1	The Indemnitee shall request indemnification pursuant to this Deed by notice in writing to the General Counsel of the Company or, if not the same person, to the secretary of the Company. The secretary shall, promptly upon receipt of the Indemnitee's request for indemnification, advise in writing the Board and the Board Designee or such other person or persons empowered to make the determination as provided in clause 4.2 that the Indemnitee has made such request for indemnification. Subject to clause 9, upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

4.2	Upon written request by the Indemnitee for indemnification pursuant to clause 3.1, and subject to the presumption set forth in clause 4.1, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Deed shall be determined in the following circumstances and by the following person or persons who, in each instance, shall be empowered to make such determination:

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4.2.1	if a Change in Control shall not have occurred,

(a)	by the Board, by a majority vote of the Disinterested Directors, or by the Board Designee; or

(b)	if such Board vote or the Board Designee determination under clause 4.2.1(a) is not obtainable or, even if obtainable, if such Disinterested Directors (by majority vote) or the Board Designee so directs, or if the Indemnitee so requests, by Independent Counsel in a written opinion to the Board and the Board Designee, a copy of which shall be delivered to the Indemnitee; and

4.2.2	if a Change in Control shall have occurred,

(a)	by Independent Counsel in a written opinion to the Board and the Board Designee, a copy of which shall be delivered to the Indemnitee; or

(b)	at the Indemnitee's sole option, the Indemnitee shall have the right to direct that such determination be made in the manner provided in clause 4.2.1.

4.3	For the purposes of clause 4.2.1(b), Independent Counsel shall be selected by the Board or the Board Designee and reasonably approved by the Indemnitee and, for the purposes of clause 4.2.2, Independent Counsel shall be reasonably selected by the Indemnitee. Upon failure of the Board or the Board Designee to so select such Independent Counsel or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such determination of entitlement to indemnification pursuant to clause 4.2, regardless of whether by the Board or Independent Counsel, shall be made not later than 60 days after receipt by the Company of a written request for indemnification. The Indemnitee shall cooperate with the Board or Independent Counsel, as applicable, making such determination, including providing, upon reasonable request, any documentation or information which is reasonably necessary for such determination which is not privileged and which is reasonably available to the Indemnitee. Subject to clause 9, any reasonable Expenses incurred by the Indemnitee in connection with the Indemnitee's request for indemnification hereunder shall be borne by the Company irrespective of the outcome of the determination of the Indemnitee's entitlement to indemnification. If the person or persons making such determination shall determine that the Indemnitee is entitled to indemnification as to part, but not all, of the application for indemnification, such persons may, subject to clause 9, reasonably pro rate such partial indemnification among such claims, issues or matters in respect of which indemnification is requested.

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5	Advancement of Expenses

Subject to clause 9, all reasonable Expenses incurred by, and advances of disbursements required of, the Indemnitee in connection with any Proceeding and in connection with the Indemnitee seeking an adjudication or award in arbitration pursuant to this Deed shall, at the request of the Indemnitee, be paid by the Company in advance of the final disposition of any such Proceeding, adjudication or arbitration as promptly as possible, and in any event within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by, or disbursements required of, the Indemnitee in connection therewith. Notwithstanding any determination as to entitlement to indemnification made pursuant to clause 4 or clause 6, the Indemnitee agrees that it will forthwith (and, in any event, not later than 20 days from the date the Company provides a written demand therefor) repay any advance of funds made by the Company pursuant to this clause 5 in the event of any allegation of fraud or dishonesty in the relevant Proceeding is proved against the Indemnitee or if it is otherwise determined under applicable law that the Indemnitee is not entitled to be indemnified. Subject to clause 9, the Company shall have the burden of proof in any determination under this clause 5. No amounts advanced hereunder shall be deemed an extension of credit by the Company to the Indemnitee. To the Fullest Extent Permitted By Law, advances shall be unsecured and interest free and the Indemnitee’s right to advances under this clause 5 shall in all events continue until final disposition of any Proceeding, including any appeal therein.

6	Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses or Failure to Timely Pay

6.1	In the event that: (a) a determination is made that the Indemnitee is not entitled to indemnification hereunder pursuant to clause 4.2; (b) payment has not been timely made following a determination of entitlement to indemnification pursuant to clause 4; or (c) Expenses or disbursements required of the Indemnitee are not advanced pursuant to clause 5, the Indemnitee shall be entitled to apply to a court of competent jurisdiction for a determination of the Indemnitee's entitlement to such indemnification, indemnification payment or advance.

6.2	Alternatively to clause 6.1, the Indemnitee, at the Indemnitee's sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, such award to be made within 60 days following the Indemnitee's filing of the request for arbitration. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration or any other claim.

6.3	A judicial proceeding or arbitration pursuant to this clause 6 shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination otherwise made hereunder (if so made) that the Indemnitee is not entitled to indemnification. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advance hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) (the "Clause 6 Expenses"), to the extent not prohibited by applicable law (which shall include applicable stock exchange rules), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or advancement of Expenses; provided, however, that the Indemnitee agrees that it will forthwith (and, in any event, not later than 20 days from the date the Company provides a written demand therefor) repay such Clause 6 Expenses in the event that any allegation of fraud or dishonesty is proved against the Indemnitee in the Proceeding in respect of which the Indemnitee was seeking indemnification or an advance of monies hereunder.

7	Other Rights to Indemnification

7.1

The indemnification and advancement of reasonable Expenses provided by this Deed shall be in addition to any other right to which the Indemnitee previously, now or in the future may be entitled under any provision of the Company's memorandum or articles of association, any other agreement (including any agreement between the Indemnitee and any other Group Company), vote of shareholders of the Company, the Board or Disinterested Directors, provision of law, or otherwise; provided that the Company shall not be obligated under this Deed to make any payment pursuant to this Deed for which payment has been actually made to or on behalf of the Indemnitee by or on behalf of any of the Group Companies under any insurance policy or other indemnity provision, except in respect of any excess beyond the amount paid under any such insurance policy or other indemnity provisions.

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7.2	In the event of any payment under this Deed, the Group Companies shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute at the request of the Company all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

7.3	In the event a Proceeding results in a judgment in Indemnitee’s favor or otherwise is disposed of in a manner that allows the Company to indemnify Indemnitee in connection with such Proceeding under the Constitution as then in effect, the Company will provide such indemnification to Indemnitee and will reimburse any Subsidiary for any indemnification or advancement of expenses previously made by such Subsidiary in connection with such Proceeding.

8	Attorneys' Fees and Other Expenses to Enforce Deed

In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Deed is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Deed, the Indemnitee shall, subject to clause 9, be entitled to recover from the Company and shall be indemnified by the Company against, any actual Expenses reasonably incurred by the Indemnitee; provided that in bringing any action for adjudication or award in arbitration to enforce the Indemnitee's rights, the Indemnitee acted in good faith.

9	Limitations of Indemnification

9.1	Notwithstanding any other terms of this Deed, no provision of this Deed shall indemnify, the Indemnitee against, or exempt the Indemnitee from, any liability for fraud or dishonesty proved against the Indemnitee.

9.2	Notwithstanding any other terms of this Deed, no provision of this Deed shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability to the extent such provision would be void under applicable law, including, without limitation, the provisions of section 235 of the Companies Act (but shall otherwise have effect to the Fullest Extent Permitted By Law in effect at the relevant time). The Parties acknowledge that, at the date of this Deed, section 235 of the Companies Act renders void any provision, whether contained in the Constitution, in a contract with the Company (such as this Deed) or otherwise, purporting to exempt a director or other officer of the Company from, or purporting to indemnify a director or other officer of the Company against, any liability which by virtue of any enactment or rule of law would otherwise attach to the Indemnitee in respect of any negligence, default, breach of duty or breach of trust of which the Indemnitee may be guilty in relation to the Company; provided that, notwithstanding the aforesaid prohibition, the Company may indemnify a director or other officer against any liability incurred by the Indemnitee: (i) in defending proceedings, whether civil or criminal, in which judgment is given in the Indemnitee’s favour or in which the Indemnitee is acquitted; or (ii) in connection with any proceedings or an application for relief from liability under section 233 or 234 of the Companies Act in which relief is granted to the Indemnitee by the High Court of Ireland.

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10	Liability Insurance

To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer or Section 16 Officer of the Company.

11	Duration of Deed

This Deed shall apply with respect to the Indemnitee's occupation of any of the position(s) described in clause 3.1 of this Deed prior to the date of this Deed and with respect to all periods of such service after the date of this Deed, even though the Indemnitee may have ceased to occupy such positions(s).

12	Notice of Proceedings by the Indemnitee

12.1	The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder; provided that the failure to so notify the Company will not relieve the Company from any liability it may have to the Indemnitee. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof:

12.1.1	the Company will be entitled to participate therein at its own expense; and

12.1.2	except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defence thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defence thereof, the Company will not be liable to the Indemnitee under this Deed for any Expenses subsequently incurred by the Indemnitee in connection with the defence thereof other than, subject to clause 9, reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defence thereof shall be at the expense of the Indemnitee and not subject to indemnification hereunder unless (a) the employment of counsel by the Indemnitee has been authorized by the Company; (b) in the reasonable opinion of counsel to the Indemnitee there is or may be a conflict of interest between the Company and the Indemnitee in the conduct of the defence of such Proceeding; or (c) the Company shall not in fact have employed counsel to assume the defence of such action, in each of which cases, subject to clause 9, the reasonable Expenses of counsel shall be at the expense of the Company.

12.2	Neither the Company nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld, conditioned or delayed).

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13	Notices

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile, email or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause 13). Any notice sent by post as provided in this clause 13 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile or email as provided in this clause 13 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile or email that such facsimile or email was duly dispatched to a current facsimile number or email address of the addressee.

Company

Smurfit WestRock plc

Beech Hill

Clonskeagh

Dublin 4

D04 N2R2

Ireland

Attn: Gillian Carson-Callan

Email: [          ]

Indemnitee

Name: [              ]

Address: [              ]

14	Miscellaneous

14.1	Notwithstanding the expiration or termination of this Deed howsoever arising; such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

14.2	If any of the clauses, conditions, covenants or restrictions of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such clause, condition, covenant or restriction.

14.3	This Deed shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor or resulting company by any Corporate Transaction or otherwise) and shall inure to the benefit of the Indemnitee and the Indemnitee's spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives; provided, however, that Smurfit WestRock US Holdings Corporation, a wholly owned Subsidiary of the Company, shall be a beneficiary of, and have the right to enforce Section 7.3 hereof.

14.4	This Deed constitutes the entire agreement between the Parties relating to the matters covered hereby; provided that this Deed shall not supersede any other indemnification agreement between the Indemnitee and the Company or any Group Company (other than the Company) or any indemnification obligation of the Company or any Group Company to the Indemnitee.

14.5	No provision in this Deed may be amended unless such amendment is agreed to in writing and signed by the Indemnitee and by a duly authorised officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Deed to be performed by such other Party shall be deemed a waiver of any other condition or provision hereof (whether similar or dissimilar) nor shall such waiver constitute a continuing waiver. Any waiver must be in writing and signed by the Indemnitee or a duly authorised officer of the Company, as the case may be.

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14.6	This Deed may be executed in any number of counterparts, including fax and email and by the different Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same Deed. This Deed shall become effective and dated on the date stated at the beginning of it. Transmission of an executed counterpart of this Deed or the executed signature page of a counterpart of this Deed by email (in PDF, JPEG or other legible format) shall take effect as delivery of an executed counterpart of this Deed.

14.7	The terms and conditions of this Deed and the rights of the Parties hereunder shall be governed by and construed in all respects in accordance with the laws of Ireland. The Parties to this Deed hereby irrevocably agree that the courts of Ireland shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Deed Proceedings”) which may arise out of or in connection with this Deed and waive any objection to Deed Proceedings in the courts of Ireland on the grounds of venue or on the basis that the Deed Proceedings have been brought in an inconvenient forum; provided that any matters that are referred to arbitration pursuant to clause 4.3 or clause 6.2 shall be exclusively determined by such arbitral proceedings which shall be conducted by a single arbitrator, in the English language and in New York.

14.8	All payments made by the Company to the Indemnitee hereunder shall be deemed to have been made in the ordinary course of business of the Company, and shall not be deemed to be extraordinary payments.

14.9	The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve, continue to serve and to take on additional service for or on behalf of the Company, and the Company acknowledges that the Indemnitee is relying upon this Deed in serving, continuing to serve and taking on additional service for or on behalf of the Company.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Deed as a deed and delivered it on the date first written above.

SIGNED AND DELIVERED
for and on behalf of and as the deed of
SMURFIT WESTROCK PLC by its lawfully
appointed attorney [ ] in	[ ]
the presence of:	Lawfully appointed attorney

Witness’ signature

Witness’ name

Witness’ occupation

Witness’ address

SIGNED AND DELIVERED as a deed
by [Name]
in the presence of:	[Name]

Witness’ signature

Witness’ name

Witness’ occupation

Witness’ address

[Signature Page – Deed of Indemnification (Parent)]

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